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                                                                  EXHIBIT 10.4



                                 DADE BEHRING





                                     2002
                             MANAGEMENT INCENTIVE
                           COMPENSATION PLAN (MICP)

                                     ~~~

                                PLAN DOCUMENT


                             (REVISED JULY 2002)

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                         2002 REVISED MICP PLAN DOCUMENT

                                TABLE OF CONTENTS



1.0      PLAN OBJECTIVES

2.0      PARTICIPATION

3.0      TARGET BONUS

4.0      FUNDING

5.0      PAYOUT CALCULATION

6.0      PAYMENT OF AWARDS

7.0      PLAN ADMINISTRATION

8.0      PLAN APPROVAL

9.0      APPENDIX

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1.0      PLAN OBJECTIVES

The Dade Behring Management Incentive Compensation Plan was developed to link a significant portion of Dade Behring's management employees' total cash compensation to the financial success of the company.

This program is an integral component of the company's "pay-for-performance" philosophy. The objectives of the Plan are to:

o Support Dade Behring's business plans and financial goals;

o Reward both individual performance and teamwork;

o Enable the company to attract and retain high quality managers.

The 2002 MICP has been revised due to our financial restructuring process. The revised plan replaces the program previously issued for 2002.

The plan now places greater emphasis on global Dade Behring results to encourage a company-wide focus on teamwork during the restructuring process. As a result, operating area results previously included in the original 2002 plan have been eliminated. Individual performance continues to be a vital part of the plan, to an even greater extent than before. Funding schedules have been revised appropriately. These elements, together with the special incentive for plan over-achievement and a guarantee of 100% minimum funding, provide for a very competitive incentive compensation opportunity.


2.0      PARTICIPATION

All US employees in salary grade level 17 and above are eligible to participate in the Plan. Salary grade level 16 Product Managers are also eligible to participate in the Plan.

For non-US employees, the participation is based on the US equivalent grade level since global compensation structure is not formally in place.

Each participant is nominated by his or her respective function, and is approved by the Compensation Administrative Committee contingent upon the participant's submission of Individual Performance Objectives (IPOs).

Individuals hired or promoted into a bonus eligible position on or before September 30, 2002 are eligible for a pro-rated bonus target based on the number of full months of participation in the Plan.

Individuals hired or promoted into a bonus eligible position after September 30, 2002 are NOT eligible to participate in the 2002 Plan.


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3.0      TARGET BONUS

The 2002 target bonus percentage will be communicated to participants through the communication letter from the CEO.

The 2002 MICP target bonus amount is determined by multiplying the participant's annual base salary as of December 31, 2002 by the participant's target bonus percentage.

The following chart outlines the MICP target bonus percentage structure for 2002.


                 GRADE      TARGET BONUS PERCENTAGE
                 -----      ------------------------
                  23        50% to 60% (varies by position)
                  22        40%
                  21        35%
                  20        25%
                  19        20%
                  18        15%
                  17        10%
                            (Exception: Marketing Manager 15%)
                  16        0%
                            (Exception: Product Manager 15%)

Note: Some participants may be grandfathered at a certain target bonus percentage or dollar amount. If so, the bonus information in their communication letter will supersede the bonus structure shown above.


3.1      PRO-RATED TARGET BONUS

An individual hired or promoted into a bonus eligible position on or before September 30, 2002 is eligible for a pro-rated bonus target based on the number of full months of participation in the Plan. The participant's target bonus percentage and pro-ration (number of eligible months in the Plan) should be outlined and communicated in the offer or promotion letter.

Examples:


                  Hire or
                  Promotion     Proration    Target    Annual                                    Target
   Example        Date          (#  of mo)     %       Salary      Calculation                   Bonus $
   -------------- ------------- ------------ --------- ----------- ----------------------------- ----------
         A        3/4/02            10       10%       $70,000     ($70,000 x 10%) x 10/12       $5,833
         B        3/18/02            9       15%       $80,000     ($80,000 x 15%) x 9/12        $9,000



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3.1      PRO-RATED TARGET BONUS, CONTD


If a participant changes jobs during the year, resulting in a higher or lower target bonus percentage, the MICP target bonus amount is calculated on a pro-rated basis. The total target bonus amount is determined by multiplying the participant's December 31, 2002 annual base salary by each applicable target percentage for the number of full months at that target percentage level.

For Example:


                      Proration                  Year End                                       Target
   Effective Date    (#  of mo)      Targe %     Annual Salary   Calculation                    Bonus $
   ---------------- -------------- ------------- --------------- ------------------------------ -------------
   1/1/02                 5            10%       $90,000         ($90,000 x 10%) x 5/12            $3,750
   5/27/02                7            15%       $90,000         ($90,000 x 15%) x 7/12            $7,875
   TOTAL TARGET BONUS:                                                                            $11,625



3.2      PRO-RATION RULE

The number of months of full participation will be based on Dade Behring's "15th Day Rule." That is, the effective date of the job change or hire date must be on or before the 15th day of the month for the whole month to be counted. If the job change or hire date takes place after the 15th of the month, the pro-ration will count from the following month.


4.0      FUNDING

Plan funding reflects performance of three financial measures.

Year End Net Debt:         Global Dade Behring net debt at year end.

EBITDA: Earnings before interest, taxes, depreciation, amortization and non-recurring and non-cash charges.

Quarterly Net Cash Flow:   For MICP purposes: EBITDA adjusted for capital
                           spending, taxes paid, one-time non-recurring items such as restructuring costs, and the change in the managed capital base excluding trade accounts payable and factoring, but including trade accounts receivable, net inventory, prepaids, accrued liabilities and other operating related cash inflows/outflows.


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4.1      MINIMUM THRESHOLD FOR PLAN FUNDING

Under normal circumstances, MICP funding will occur only if the Global Dade Behring Year End Net Debt threshold measure is met. However, due to the potential impact on the business plan as a result of our financial restructuring process, the Board of Directors has approved a guaranteed minimum MICP bonus funding at 100% for 2002.

Nonetheless, the Year End Net Debt target must be met before any over-achievement payout will be funded.



    PERFORMANCE MEASURE                  TARGET REQUIRED
    -------------------                  ---------------
    Year End Net Debt                    No higher than $795MM*


* This target may be adjusted to reflect the final debt agreement.


4.2      GLOBAL DADE BEHRING PLAN FUNDING

Normally the 2002 MICP will fund 75% based on Dade Behring's EBITDA performance and 25% on quarterly net Cash Flow, if the Year End Net Debt target is achieved. As indicated in section 4.1, however, there is a guaranteed minimum MICP bonus funding at 100% for 2002.

The funding measurement targets have been approved by the Board of Directors and may be subject to technical adjustments as a result of business events or accounting transactions. Results that fall between performance levels will be interpolated.

GLOBAL DADE BEHRING EBITDA

The following table outlines the adjusted EBITDA targets and funding schedule for the revised 2002 MICP. The revised funding schedule is based on a weighted average of the original funding schedule for the first six months of 2002 and the modified funding schedule for the second six months. The weighted average funding schedule will be applied to the EBITDA funding for the full year. An EBITDA of at least $161.1MM must be achieved to fund the Plan. Maximum Plan funding based on EBITDA is capped at 200%.


                                           Original MICP
   PERFORMANCE            EBITDA           Funding (First     Modified MICP Funding       WEIGHTED AVERAGE
     TO PLAN              TARGET           Half of 2002)      (Second Half of 2002)     FUNDING (FULL YEAR)
------------------- ------------------- --------------------- ----------------------- -------------------------
          120%                $241.7 MM            200%                   200%                     200%
          116%                $233.6 MM            200%                   180%                     190%
          112%                $225.6 MM            200%                   160%                     180%
          108%                $217.5 MM            160%                   140%                     150%
          104%                $209.5 MM            130%                   120%                     125%
          100%                $201.4 MM            100%                   100%                     100%
           96%                $193.3 MM             85%                    85%                      85%
           92%                $185.3 MM             65%                    70%                      68%
           89%                $179.2 MM             25%                    59%                      42%
           88%                $177.2 MM              0%                    55%                      28%
           84%                $169.2 MM              0%                    40%                      20%
           80%                $161.1 MM              0%                    25%                      13%
LESS THAN  80%      LESS THAN $161.1 MM              0%                     0%                       0%


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4.2      GLOBAL DADE BEHRING PLAN FUNDING, CONTD

GLOBAL DADE BEHRING QUARTERLY NET CASH FLOW

The following table outlines the adjusted cash flow targets and funding schedules. The original funding schedule for 2002 will be used for Q1 and Q2 and the modified funding schedule will be used for Q3 and Q4. Each quarter is weighted equally; therefore, the target for each quarter must be reached to achieve the full 25% MICP funding.

Any over-achievement, or under-achievement, in a quarter will be carried over to the following quarter within 2002. For Q1 and Q2, the amount of cash flow achieved above 112% performance to plan will be counted toward the next quarter's results. For Q3, cash flow achieved above 120% will be carried over. Conversely, when cash flow achieved falls below the minimum threshold (89% for Q1/Q2 and 80% for Q3), the deficiency must be made up in the following quarter before any results can be counted toward that quarter's goal.


   PERFORMANCE            Q1 CASH FLOW         Q2 CASH       Q1/Q2 MICP    PERFORMANCE       Q3 CASH FLOW
     TO PLAN                 TARGET          FLOW TARGET       FUNDING       TO PLAN           TARGET
--------------           -------------     -------------   -------------  --------------   --------------
                                                                                  120%             $(44.2) MM
                                                                                  116%             $(46.5) MM
          112%              $(32.4) MM            $5.4 MM        200%             112%             $(48.7) MM
          108%              $(33.9) MM            $5.2 MM        160%             108%             $(50.9) MM
          104%              $(35.3) MM            $5.0 MM        130%             104%             $(53.1) MM
          100%              $(36.8) MM            $4.8 MM        100%             100%             $(55.3) MM
           96%              $(38.3) MM            $4.6 MM         85%              96%             $(57.5) MM
           92%              $(39.7) MM            $4.4 MM         65%              92%             $(59.7) MM
           89%              $(40.8) MM            $4.3 MM         25%              89%             $(61.4) MM
LESS THAN  89%    LESS THAN $(40.8) MM  LESS THAN $4.3 MM          0%              84%             $(64.1) MM
                                                                                   80%             $(66.4) MM
                                                                         LESS THAN 80%   LESS THAN $(66.4) MM


           Q4 CASH           Q3/Q4 MICP
         FLOW TARGET          FUNDING
        -------------       -------------
           $74.3 MM               200%
           $71.8 MM               180%
           $69.3 MM               160%
           $66.9 MM               140%
           $64.4 MM               120%
           $61.9 MM               100%
           $59.4 MM                85%
           $56.9 MM                70%
           $55.1 MM                59%
           $52.0 MM                40%
           $49.5 MM                25%
 LESS THAN $49.5 MM                 0%

     Note: Above or below plan levels on accounts payable will be excluded for actual reporting.



4.3      SPECIAL INCREMENTAL INCENTIVE FUNDING FOR 2002

For 2002, MICP will include a bonus "kicker" to incent total team performance through Global Dade Behring EBITDA. An additional MICP funding of up to 70% will be awarded for above plan achievement starting at 101% performance to plan. This provides for an overall maximum bonus opportunity of 270%. The following table outlines the revised (weighted average) "kicker" funding schedule for 2002.




                                  Original "Kicker"          Modified "Kicker"          WEIGHTED AVERAGE "KICKER"
             EBITDA                    Funding                    Funding                         FUNDING
      PERFORMANCE TO PLAN        (First half of 2002)       (Second half of 2002)               (FULL YEAR)
     ----------------------   -------------------------   ------------------------   ---------------------------------
              120%                       70%                        70%                            70%
              116%                       70%                        56%                            63%
              112%                       51%                        42%                            47%
              108%                       33%                        28%                            31%
              104%                       14%                        14%                            14%
              101%                      7.5%                       3.5%                             6%
              100%                        0%                         0%                             0%

         Note:  MICP and Kicker costs included in EBITDA
         Note: This incremental funding opportunity will be eliminated in the 2003 MICP plan.


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5.0      PAYOUT CALCULATION

Once the MICP payout pools have been funded, individual bonus payouts will be calculated. The actual 2002 MICP award will be based on three components:

A)   DADE BEHRING OVERALL FINANCIAL PERFORMANCE

     Sixty percent (60%) of a participant's MICP award is based on how well Global Dade Behring has met its financial objectives (EBITDA and quarterly net Cash Flow).

B)   INDIVIDUAL PERFORMANCE

     Forty percent (40%) of a participant's award is based upon individual performance. Each participant's performance rating will be determined by his or her supervisor.

     Using the payout pool and distribution of performance ratings, the Corporate Compensation Department will develop a payout schedule. Final performance ratings and payouts will be approved by Dade Behring's CEO. The total dollars granted under this portion cannot exceed the funded pool.

C)   2002 SPECIAL INCREMENTAL INCENTIVE

     An additional MICP funding of up to 70% is possible for above plan performance of Global Dade Behring EBITDA. If achieved, the additional award percentage will be applied equally to all MICP participants based on each participant's 2002 individual target bonus.

5.1      EXAMPLE 2002 PAYOUT CALCULATION

The following example assumes that the Dade Behring Year-End Net Debt threshold goal has been achieved and that the participant's target bonus is $10,000.

                                                Performance    Funding                                            BONUS
                                                  to Plan       Percent     Threshold     Target     Maximum      PAYOUT
  -------------------------------------------- --------------- ----------- ------------ ----------- ----------- ----------
  60% BASED ON GLOBAL DADE BEHRING
       45.00% Global Dade Behring EBITDA            104%          125%        $585        $4,500      $9,000     $5,625
        3.75% Global DB Net Cash Flow Q1          139.7%          200%         $94          $375        $750       $750
        3.75% Global DB Net Cash Flow Q2            100%          100%         $94          $375        $750       $375
        3.75% Global DB Net Cash Flow Q3            100%          100%         $94          $375        $750       $375
        3.75% Global DB Net Cash Flow Q4            100%          100%         $94          $375        $750       $375

  40% BASED ON INDIVIDUAL PERFORMANCE
      40.00% Individual Performance                                             $0        $4,000      $8,000     $4,000

  TOTAL MICP OPPORTUNITY                                                      $961       $10,000     $20,000    $11,500

  2002 GLOBAL EBITDA KICKER                         104%           14%                                           $1,400

  TOTAL MICP AND KICKER                                                                                         $12,900

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6.0      PAYMENT OF AWARDS

Awards are typically paid out during the first quarter of the following year. A participant must be an active employee as of the date of the payout in order to receive a 2002 MICP award.

If a participant dies, retires at age fifty-five (55) or older, or is involuntarily terminated (except for cause), plan participation will be pro-rated. If the termination date is on or before the 15th of the month, that month will not be counted. If the termination takes place after the 15th of the month, the pro-ration will include that month.

If a participant resigns, or is terminated for cause, prior to the 2002 MICP payout, no bonus award will be granted.

The attainment of financial objectives does not guarantee a payment of an MICP award. MICP awards may be adjusted at the discretion of management based upon, but not limited to, the employee's performance, conduct, and contribution.

Appropriate withholdings are deducted from the bonus award, such as income taxes, FICA and the Saving Investment Plan (SIP). Appropriate withholdings will be made for those employees who are subject to the tax laws of other countries.



7.0      PLAN ADMINISTRATION

This document outlines the 2002 Management Incentive Compensation Plan (Plan) for Dade Behring Inc.

This Plan is a statement of intention and does not constitute a guarantee of a particular payment. This Plan does not create a contractual relationship or any contractually enforceable rights between Dade Behring and the participants.

The 2002 Dade Behring Management Incentive Compensation Plan is administered by the Compensation Administrative Committee, as directed by the Board of Directors.

The Board of Directors reserves the right within its sole discretion:

o To amend, modify or cancel any provision of the Plan in whole or in part at any time;

o To eliminate, reduce, modify, or withhold awards based on such factors as changes in business conditions, individual performance, company performance, or any other reason;

o To interpret the Plan and make decisions on all questions and issues arising under the Plan and its decisions are final.

Any questions about this document should be directed to the Corporate Compensation Department.


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8.0      PLAN APPROVAL

The Revised 2002 MICP plan was approved by the Dade Behring Compensation Administrative Committee and the Board of Directors.








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9.0      APPENDIX

The revised 2002 goals for Global Dade Behring are as follows:

                                                                    THRESHOLD
  --------------------------------------------------------- ---------------------------
  Global Dade Behring Year End Net Debt                       No higher than $795 MM


                                                             FULL YEAR
  --------------------------------------------------------- -------------
  75% Global Dade Behring EBITDA                             $201.4 MM


                                                             QUARTER 1     QUARTER 2     QUARTER 3     QUARTER 4
  --------------------------------------------------------- ------------- ------------- ------------- -------------
  25% Global Dade Behring Quarterly Net Cash Flow            $(36.8) MM     $4.8 MM      $(55.3) MM     $61.9 MM

The target required for Global Dade Behring Year End Net Debt may be adjusted to reflect the final debt agreement.

Per the plan, the Q1 cash flow goal has been adjusted for accounts payable. Q2 - Q4 will be adjusted for accounts payable as actual reporting occurs.




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